EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Virage Inc. 1997 Stock Option Plan and 2001 Nonstatutory Stock Option Plan of our report dated February 17, 2003, with respect to the consolidated financial statements of Autonomy Corporation plc included in its Annual Report (Form 20-F) for the year ended December 31, 2002.

/s/ ERNST & YOUNG LLP

ERNST & YOUNG LLP
Cambridge, England

16 October, 2003